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                                                                Exhibit No. 99.1

                   BACK-UP CERTIFICATE ON DEPOSITOR COMPLIANCE
                               IN CONNECTION WITH

         CERTIFICATION BY TRUSTEE UNDER SECTION 302(a) OF THE SARBANES-
                  OXLEY ACT OF 2002 FOR CORPORATE ASSET BACKED
              CORPORATION ANNUAL REPORT ON FORM 10-K FOR THE FISCAL
                          YEAR ENDED DECEMBER 31, 2002

I, Robert D. Vascellaro, acting on behalf of Corporate Asset Backed Corporation, as depositor of CABCO Series 2002-1 Trust (AOL Time Warner Inc.) (the "Trust"), certify that the depositor has fulfilled its obligations under the trust agreement for the Trust for the time period covered by the above-referenced Annual Report on Form 10-K.

Date: March 31, 2003


                                             CORPORATE ASSET BACKED
                                             CORPORATION, as Depositor of

                                             CABCO SERIES 2002-1 TRUST
                                             (AOL TIME WARNER INC.)


                                             By:   /s/ Robert D. Vascellaro
                                                --------------------------------
                                             Name: Robert D. Vascellaro
                                             Title: Vice President and Treasurer

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